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                                 CERTIFICATE OF
                    DESIGNATIONS, PREFERENCES AND RIGHTS OF
                       CLASS A REDEEMABLE PREFERRED STOCK

                                       OF

                             AMSERV HEALTHCARE INC.


     AMSERV HEALTHCARE INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY: that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation (as amended) of said corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of Delaware, said Board of Directors adopted a resolution providing for designations, preferences and relative, participating, optional or other rights and the related qualifications, limitations or restrictions thereof, of the Class A Redeemable Preferred Stock, $.01 par value per share (the "Class A Preferred") which resolution is as follows:

     RESOLVED, that the rights, designations and preferences of the Class A Preferred Stock of the Corporation is as follows:

     PART A. TERMS APPLICABLE TO CLASS A PREFERRED.
             -------------------------------------

     Section 1.   Liquidation.
     ---------    -----------

     1.1  Preference.  Upon any voluntary or involuntary liquidation,
          ----------
dissolution or winding up of the Corporation, the holders of Class A Preferred will be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the aggregate Liquidation Value (as defined below) of all shares of Class A Preferred outstanding. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Class A Preferred. At the option of a holder of Class A Preferred with respect to its Class A Preferred Shares, a "Change in Control" (as defined below) or an "Organic Change" (as defined below) will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 1.

     1.2  Insufficient Funds.  If upon any liquidation, dissolution or winding
          ------------------
up of the Corporation, whether voluntary or involuntary, the assets available for distribution to the stockholders of the Corporation (the "Distributable Funds") shall be insufficient to permit the payment to the holders of Class A Preferred of the full preferential amount set forth above, then the
Distributable Funds shall be distributed to the holders of Class A Preferred, ratably in proportion to the number of Class A Preferred Shares held by each such holder on the date of liquidation, dissolution or winding up of the Corporation.
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     1.3  Remaining Funds.  If any of the Distributable Funds shall remain after
          ---------------
the payment to the holders of Class A Preferred of the full preferential amount set forth in Section 1.1 above, then such remainder shall be distributed to the holders of Common Stock and to the holders of the Class A Preferred, ratably in proportion to the number of shares of stock that each such holder holds.

     Section 2.  Ranking.  The Class A Preferred shall, with respect to rights
     ---------   -------
on liquidation, dissolution or winding up, rank senior to all other equity securities of the Corporation, and any other series or class of the Corporation's preferred or common stock, now or hereafter authorized.

     Section 3.  Voting Rights.  The Class A Preferred shall have those voting
     ---------   -------------
rights set forth for the Class A Preferred in Part B below.

     Section 4.  Redemption.
     ---------   ----------

     4.1   Holders' Right to Require Redemption.
           ------------------------------------

          (a) At the written request delivered to the Corporation by any holder of Class A Preferred then outstanding (a "Requesting Class A Holder") made upon any Event of Default (as defined below) or Redemption Date (as defined below), the Corporation shall redeem (unless otherwise prevented by law) at a redemption price per share equal to 100% of the Liquidation Preference for such Class A Preferred Shares in cash (i) with respect to an Event of Default, all, but not less than all of the Class A Preferred Shares held by such Requesting Class A Holder or (ii) with respect to each Redemption Date, a number of Class A Preferred Shares equal to (A) 85,359 multiplied by the quotient of (i) the number of Class A Preferred Shares then held by such holder divided by (ii) the total number of Class A Preferred Shares outstanding at the time of the demand for redemption, plus (B) the number of Class A Preferred Shares, if any, of
                ----
which such holder (or a predecessor-in-interest) was entitled to demand redemption on any prior Redemption Date but for which such holder (or a predecessor-in-interest) did not make such demand. Notwithstanding the foregoing, if the holders do not demand for redemption the maximum number of Class A Preferred Shares the holder can have redeemed, such holders may demand redemption of such amount not redeemed, but subject to redemption, at any time thereafter.

          The total sum payable per share of Class A Preferred to be redeemed pursuant to this Section 4.1(a) or Section 4.4 (the "Redeemed Class A Shares") on the Redemption Date, an Event of Default or optional redemption, as the case may be, is hereinafter referred to as the "Redemption Price", and the payment to be made on the Redemption Date, an Event of Default or optional redemption, as the case may be, for the Redeemed Class A Shares is hereinafter referred to as the "Redemption Payment".

          (b) If at any time after any holders of Class A Preferred Shares shall have demanded redemption pursuant to this Section for an Event of Default, if all Events of Default

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shall be remedied or waived by such holders, then, and in every such case, such holders may in their sole discretion, by written notice to the Corporation, rescind and annul such demand for immediate redemption and its consequences.

     4.2  Redemption Date.  The holders shall be entitled to demand redemption
          ---------------
on each of May 29, 1995, November 29, 1995, May 29, 1996, November 29, 1996 and May 29, 1997 (each such date a "Redemption Date").

     4.3  Events of Default.  An Event of Default shall be
          -----------------
deemed to have occurred:

                    (a) If the Corporation shall fail to make any redemption
               payment it is obligated to make and such failure continues for a period of five days thereafter; or

                    (b) Any representation or warranty made by the Corporation in the Stock Purchase Agreement herewith, or that is contained in any certificate furnished at any time under or in connection therewith, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                    (c) The Corporation shall default in the material observance or performance of any covenant or agreement contained in this Certificate or the Stock Purchase Agreement, and such default shall continue unremedied for a period of thirty (30) days after the Corporation has received notice of the occurrence thereof; or

                    (d) (i) The Corporation shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or
               (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its properties or assets, or the Corporation shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Corporation any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against the Corporation any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, that results

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               in the entry of an order for any such relief that shall not have been vacated, discharged, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the Corporation shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Corporation shall generally not pay its debts as they become due; or

                    (e) The lapse of thirty (30) days following the day on which
               Eugene Mora is no longer employed on a full-time basis by the Corporation.

                    (f) If there shall occur a Change of Control of the
               Corporation or an Organic Change.

     4.4  Optional Redemption.  The Corporation may at any time redeem all, but
          -------------------
not less than all, of the Class A Preferred Shares owned by each holder or holders at a price per share equal to 100% of the Liquidation Value thereof in cash or in the form of a mutually agreeable promissory note. The Corporation shall give written notice of any such redemption to all holders of Class A Preferred. Each such holder shall then have seven (7) days after receipt of the Corporation's notice to acknowledge such redemption and to surrender their certificates evidencing such Class A Preferred.

     4.5  Redemption Payment.  For each Class A Preferred Share that is to be
          ------------------
redeemed, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Class A Preferred Shares) an amount in immediately available funds equal to 100% of the Liquidation Value of such Class A Preferred Shares within five (5) business days of the receipt of the demand for redemption. If the funds of the Corporation legally available for redemption of Class A Preferred on any Redemption Date are insufficient to redeem the total number of Class A Preferred Shares to be redeemed on such date, those funds which are legally available shall be paid to the holders of the Class A Preferred ratably in proportion to the number of Class A Preferred Shares requested to be redeemed by each Requesting Class A Holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Class A Preferred Shares, such funds shall immediately be used to redeem the balance of the Class A Preferred Shares which the Corporation had become obligated to redeem but had not redeemed, paid to the Requesting Class A Holders ratably in proportion to the number of Class A Preferred Shares requested to be redeemed by each such holder on the date such funds become legally available. In case fewer than the total number of Class A Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Class A Preferred Shares shall be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Class A Preferred Shares.

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     4.6  No Rights After Redemption.  Subject to Section 4.1(b), upon delivery
          --------------------------
of notice of redemption, all rights of any Class A Preferred Holder with respect to the Redeemed Class A Shares, except the right to receive the Redemption Price for each Redeemed Class A Share as herein provided, shall cease and terminate except for those shares for which the Company has insufficient funds to redeem pursuant to Section 4.5; and such Redeemed Class A Shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation; provided, however, that, if the Corporation defaults in the payment of the Redemption Payment, the rights of the Requesting Class A Holder shall continue until the Corporation cures such default. At any time on or after the Redemption Date, the Requesting Class A Holder shall be entitled to receive the Redemption Price for each of the Redeemed Class A Shares upon actual delivery to the Corporation of the certificate(s) representing the Redeemed Class A Shares.

     4.7  Redeemed or Otherwise Acquired Shares.  Any Class A Preferred Shares
          -------------------------------------
that are redeemed or otherwise acquired by the Corporation shall be cancelled and no longer exist.

     4.8  Other Redemptions.  The Corporation shall not redeem or otherwise
          -----------------
acquire any Class A Preferred Shares, except as expressly authorized in this Section or pursuant to an offer made pro rata to all holders of the Class A Preferred on the basis of the number of Class A Preferred Shares held by each such holder.

     Section 5.  Miscellaneous.
     ---------   -------------

     5.1  Registration of Transfer.  The Corporation will keep at its principal
          ------------------------
office a register for the registration of Class A Preferred Shares. Upon the surrender of any certificate representing Class A Preferred Shares at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Preferred Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Class A Preferred Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     5.2  Replacement.  Upon receipt of evidence reasonably satisfactory to the
          -----------
Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A Preferred Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Preferred Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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     5.3  Amendment and Waiver.  No amendment, modification or waiver will be
          --------------------
binding or effective with respect to any provision of Article IV, Part A without the prior written consent of the holders of at least fifty one (51%) of the Class A Preferred Shares outstanding at the time such action is taken; provided that no action will discriminate against any holder of Class A Preferred other than as a result of a difference in the number of Class A Preferred Shares held by such holders.

     5.4  Notices.  Except as otherwise expressly provided, all notices referred
          -------
to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (a) to the Corporation, at its principal executive offices and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated in writing by such holder).

     PART B.   VOTING RIGHTS.
               -------------

     Section 1.  In General.  Except as otherwise provided by the by the
     ---------   ----------
Delaware General Corporation Law or by this Certificate of Incorporation or any amendments thereto, each Class A Preferred Share shall entitle the holder thereof to vote, in proxy or in person, on all matters voted on by the holders of Common Stock voting together as a single class with the holders of Common Stock and with the holders of all other shares entitled to vote thereon. Each holder of Class A Preferred shall have one vote per share of Class A Preferred held by such holder on the date as of which the holders of Class A Preferred of record entitled to vote were determined and each holder of Common Stock shall have one vote per share of Common Stock held by such holder on the date as of which the holders of Common Stock of record entitled to vote were determined.

     PART C.   DEFINITIONS.
               -----------

     "Affiliate" shall have the same meaning as the term is defined in the
      ---------
Securities Exchange Act of 1934, as amended and the rules and regulations thereunder or any successor statute or rules and regulations (the "Exchange Act").

     "Change of Control" means the happening of any of the following events:
      -----------------

          (a) (i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of greater than 50% of the then outstanding shares of Common Stock or (ii) the stockholders of the Corporation approve a reorganization, merger, consolidation, complete liquidation or dissolution of the Corporation, the sale or disposition of all or substantially all of the assets of the Corporation or similar corporate transaction, unless such acquisition (as described in clause
(i) above) or such transaction (as described in clause (ii) above) is approved prior thereto by the Corporation's Board in accordance with the Corporation's Bylaws.

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          (b) A change in the composition of the Board such that the individuals who, as of the date of this Certificate, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the date of this Certificate whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board
(or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

     "Liquidation Value" of any share of Class A Preferred as of any particular
      -----------------
date will be equal to $2.00 per share.

     "Organic Change" means any capital reorganization, reclassification,
      --------------
consolidation, merger, lease, or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Stock Purchase Agreement" means the Stock Purchase Agreement, dated as of
      ------------------------
April 7, 1995, by and among the Corporation and North Central Personnel, Inc., as such agreement may be amended from time to time in accordance with its terms.

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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designations, Preferences and Rights of Class A Preferred Stock to be signed by Eugene J. Mora, its Chairman on this 7th day of April, 1995.


                                       AMSERV HEALTHCARE INC.



                                       ----------------------------------------
                                       By:  Eugene J. Mora
                                       Its:  Chairman

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